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                                                                         EXHIBIT


                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated:   February 16, 2000

                                            PETROLEUM GEO-SERVICES ASA

                                            By:  /s/ William E. Harlan
                                               ---------------------------------
                                               William E. Harlan
                                               Vice President, Chief Accounting
                                               Officer and Controller


                                            SEISMIC ENERGY HOLDINGS, INC.

                                            By: /s/ William E. Harlan
                                               ---------------------------------
                                               William E. Harlan
                                               Vice President